As filed with the Securities and Exchange Commission on November 18, 2009

                                                                                                                                                                          Registration No.333- __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933

AMERICAN TONERSERV CORP.
------------------------------------------------
(Exact Name of Registrant in its Charter)

Delaware	33-0686105
-----------------------------------------	--------------------------------------------
(State or other jurisdiction of	(I. R. S. Employer Identification No. )
incorporation or organization)

420 Aviation Blvd. Suite 103
Santa Rosa, California 95403
(800) 736-3515
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(Address and telephone number of principal
executive offices and principal place of business)

2008 Nonqualified Stock Incentive Plan
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(Full title of plan)

Chuck Mache, President
420 Aviation Blvd. Suite 103
Santa Rosa, California 95403
(800) 736-3515
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(Name, address and telephone number of agent for service)

Copy to:
James P. Beck, Esq.
Clanahan, Beck & Bean, P.C.
1873 South Bellaire Street, Suite 1401
Denver, Colorado 80222
(303) 893-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (Do not check	Smaller reporting company [X]
If a smaller reporting company) [ ]

CALCULATION OF REGISTRATION FEE
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		Proposed	Proposed
		Maximum	Maximum
Title of Class of		Offering	Aggregate	Amount of
Securities to be	Amount to be	Price	Offering	Registration
Registered	Registered	Per Share	Price	Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,	2,175,000	$0.1332 (1)	$289,710 (1)	$16.17
$. 001 Par Value

Common Stock,	5,325,000	$0.18 (2)	$958,500 (2)	$53.48
$. 001 Par Value

Total				$69.65
------------------------------
(1) Estimated solely for the purpose of computing the amount of registration fee based on the weighted average exercise price of outstanding options to purchase 2,175,000 shares.

(2) Estimated solely for the purpose of computing the amount of registration fee based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on November 17, 2009 of $0.18.

EXPLANATORY NOTE

The Registrant filed a Registration Statement on Form S-8 (File No. 333- 156431) with the Securities and Exchange Commission on December 23, 2008 under which the Registrant originally registered 17,354,286 shares of common stock for issuance under the Registrant's 2005 Stock Incentive Plan and 2008 Nonqualified Stock Incentive Plan. On April 22, 2009, the Registrant’s Board of Directors approved the reservation of an additional 7,500,000 shares of common stock for issuance under the 2008 Nonqualified Stock Incentive Plan. This Registration Statement is being filed to register an additional 7,500,000 shares of common stock under that plan.

This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 and relates to the Registration Statement on Form S-8 (File No. 333-156431). Pursuant to General Instruction E of Form S-8, except for such changes as are set forth herein, the contents of the Registration Statement on Form S-8 (File No. 333-156431) are incorporated by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description	Location
--------	-------------------------------------------	-----------------------------
5.1	Opinion of Clanahan, Beck & Bean, P. C. regarding legality.	Filed herewith electronically.

23.1	Consent of Perry-Smith LLP, Independent Registered Public Accounting Firm	Filed herewith electronically.

23.2	Consent of Clanahan, Beck & Bean, P. C.	(Contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa and State of California on the 18th day of November, 2009.

                                                                                                                                                              By: /s/ Chuck Mache _________
                                                                                                                                                                    Chuck Mache
                                                                                                                                                                    President and Chief Executive Officer

                                                                                                                                                              By: /s/ Ryan Vice____________
                                                                                                                                                                    Ryan Vice
                                                                                                                                                                    Chief Financial Officer and
                                                                                                                                                                    Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons on the Registrant’s behalf and in the capacities and on the dates indicated.

Signature and Title	Date

/s/ Daniel J. Brinker	November 18, 2009
Daniel J. Brinker, Director and Chairman of the Board

/s/ Thomas Hakel________________	November 18, 2009
Thomas Hakel, Director

/s/ William A. Robotham__________	November 18, 2009
William A. Robotham, Director

/s/ Chuck Mache_________________	November 18, 2009
Chuck Mache, Director

/s/ Chad Solter___________________	November 18, 2009
Chad Solter, Director

/s/ Gregory Curhan_______________	November 18, 2009
Gregory Curhan, Director